UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2013
SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, 2nd Floor, Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(650) 556-9440
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K, Michael Linton indicated to our Board of Directors (“Board”) that he would serve out his term as a director, but did not wish to stand for re-election to the Board at the 2013 Annual Meeting of Shareholders.  Mr. Linton’s last day as a director was May 23, 2013 and the Board has amended the bylaws of the Company to reduce the size of the Board by one director, for a total of six directors.

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)           On May 23, 2013, Support.com held its Annual Meeting of Stockholders.

(b)           At the Annual Meeting, three proposals were acted upon by the stockholders. The number of votes cast for, against, or withheld as to each such proposal or nominee, as well as the number of abstentions and broker non-votes as to each such proposal or nominee, have been certified and are set forth below:

Voting Results for 2013 Annual Meeting

Vote Item	Nominee	For	Withheld	Against	Broker Nonvote
1. Election of Directors [All elected]	Shawn Farshchi	34,076,345	108,564	0	10,578,441
	Mark Fries	34,067,805	117,104	0	10,578,441
	J. Martin O’Malley	34,076,345	108,564	0	10,578,441
	Joshua Pickus	34,140,515	44,394	0	10,578,441
	Toni Portmann	34,067,305	117,604	0	10,578,441
	Jim Stephens	34,067,805	117,104	0	10,578,441

Vote Item	Details	For	Against	Abstain	Broker Nonvote
2. Approval, on an Advisory Basis, of the Compensation of Support.com’s Named Executive Officers [Approved]	The “say-on-pay” proposal addresses our overall philosophy, policies and practices relating to compensation of our Named Executive Officers.	33,866,993	241,617	76,299	10,578,441

Vote Item	Details	For	Against	Abstain	Broker Nonvote
3. Approval of the amended and restated Supprot.com 2010 Equity and Incentive Compensation Plan [Approved]	Amend grant limits and shares available for grant under Support.com’s current stock plan.	31,782,114	2,318,042	84,753	10,578,441

Vote Item	Details	For	Against	Abstain	Broker Nonvote
4. Ratification of Auditor [Ratified]	Ernst & Young LLP	44,454,514	231,823	77,013	-

(c)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013

SUPPORT.COM, INC.

By:	/s/ Shelly Schaffer
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer